Tecogen Announces Third Quarter 2019 Results
Increase in Revenues of 9% Year over Year,
with Growth in Chiller Sales of 94%

WALTHAM, Mass., November 12, 2019 - Tecogen Inc. (NASDAQ:TGEN), a leading manufacturer of clean energy products, reported revenues of $8,670,477 for the quarter ended September 30, 2019 compared to $7,938,684 for the same period in 2018, a 9% increase in top line revenue. Consolidated gross profit for the third quarter of 2019 was $2,831,241 compared to $2,883,098 in the third quarter of 2018, a 2% decrease in overall gross profit year over year. Loss from operations for the third quarter of 2019 was $538,183, compared to $562,312 for the same period in 2018, an improvement of $24,129 year over year. Net loss attributable to the Company was $586,249 for the third quarter of 2019, compared to $603,037 for the same period in 2018, an improvement of $16,788, or 3% year over year.
Product revenue results were highlighted by growth in chiller sales of 94% year over year, with cogeneration sales remaining relatively constant compared to the prior year period. Total services related revenues for the third quarter of 2019 increased by 14% over the prior year period, due to certain time and material projects.
Overall gross margin for the third quarter of 2019 was 33% compared to 36% for the same period in 2018. Product gross margin was 34% for the third quarter of 2019 compared to 39% for the same period in 2018. Service gross margin was 29% in the third quarter of 2019 compared to 32% for the same period in 2018 due to the lower margins recognized on installation projects during the quarter. Energy production gross margin was 53% for the third quarter of 2019 compared to 42% for the same period in 2018.
On a combined basis, operating expenses decreased to $3,369,424 for the third quarter of 2019 from $3,445,410 in the third quarter of 2018, a decrease of $75,986. Research and development costs increased by 30% to $365,817, while selling expenses rose 15% to $669,720. These fluctuations, along with the decrease in G&A costs of $248,713, accounted for the net decrease in operating expenses.
Adjusted EBITDA(1), excluding the unrealized gain or loss on marketable securities, stock-compensation expense and merger related expenses, was negative $421,757 for the third quarter of 2019 compared to negative $258,655 for the third quarter of 2018, a decrease of $163,102, year over year. Adjusted EBITDA(1) for the first nine months of 2019 was positive $51,299 compared to negative $284,707 for the first nine months of 2018, an improvement of $336,006. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and merger related expenses. See table following the statements of operations for a reconciliation from net income (loss) to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
“I am very happy with the growth in top line revenues for the third quarter,” noted Benjamin Locke, Tecogen CEO. “We are steadily growing our chiller sales, which surpassed cogeneration sales for the first time this quarter. We expect chiller sales to continue to be strong, and we expect Tecofrost sales to contribute more to our product revenues next year. While we are disappointed in our lower than usual margins in the quarter, we believe they will return to our historic margins going forward.  We have also made significant progress towards an order in excess of 3 megawatts of Inverde cogeneration equipment, which we now have included in our backlog with shipments expected in the first three quarters of 2020.  We are shifting away from large turnkey installations which have lower margins, and instead are focusing on product sales, engineered accessories, and engineering support for some cogeneration projects.  As a result we have removed $8 million of installation revenues from the backlog, but have added additional product and engineered accessories sales, bringing our backlog as of November 8, 2019, to a healthy $23 million.”

Major Highlights:
Financial

•	Chiller revenues highlighted the quarter with 94% growth and the sale of our first Tecofrost unit.

•	Total revenues were $8.7 million in the third quarter of 2019, a 9% increase from the same period in 2018.

•
Energy production revenue for the quarter was $0.6 million, a reduction from the previous year’s total by $1.5 million. This decline is due to the sale of certain energy producing assets in the first quarter of this year.

•	Overall gross margin decreased from 36% to 33%, resulting in gross profit of $2.8 million for the quarter.

•	Net loss for the three months ended September 30, 2019 was $586,249 compared to $603,037 for the same period in 2018, an improvement of $16,788 or 3%, year over year.

•	Net loss per share was $0.02 for both the third quarter of 2019 and 2018.

•
Adjusted EBITDA(1), excluding goodwill impairment, unrealized gain or loss on marketable equity securities, stock-compensation expense and merger related expenses, was positive $51,299 for the nine months ended September 30, 2019 compared to negative $284,707 for the same period in 2018, an improvement of $336,006.

•
Adjusted EBITDA(1), excluding unrealized gain or loss on marketable equity securities, stock-compensation expense and merger related expenses, was negative $421,757 for the third quarter of 2019 compared to negative $258,655 for the third quarter of 2018, a decrease of $163,102.

Sales & Operations

•	Sold Five STx Tecochill units to a brand new, state-of-the-art ice skating complex in the eastern US.

•	Sold two 400-ton Tecochill units to a cannabis cultivation facility located in southeastern US.

•	Sold additional chillers to a Connecticut university and a large New York residential building.

•	Awarded a contract to supply 950 kW of Tecogen cogeneration systems to a prominent energy services company (ESCO) for eight schools in New York.

•	Sold the first new Tecofrost system to a skating rink in Massachusetts.

•	Expanding our manufacturer’s representatives (Rep) network to address applications for our products in areas with grid resiliency concerns.

•	Current sales backlog of equipment and installations as of November 8, 2019 is $23 million, comprised of $8 million of installation services and $15 million of products.

Emissions Technology

•
Ultera Emissions System - Forklift Truck Application. Engineering specialists from Mitsubishi Caterpillar Forklift America Inc. (MCFA) and their engine supplier, a Japanese affiliate, visited Tecogen in October to complete the engine tuning. The work was successful in accomplishing its goal of optimizing the efficiency of the Ultera after treatment process for NOx (nitrogen oxides) removal. The data is under review by MCFA while next steps are considered.

•
Ultera Emissions System - Stationary Engines. The Company has completed the design of an upscaled Ultera system under a contract from a municipal water pumping district in Southern California. The design, configured to match two 800-horsepower Caterpillar engines, was submitted to the district for review and subsequently accepted. Orders for the Ultera kits are expected in early 2020.

•
The company received an Ultera inquiry from a second Southern California water district in September. District management expressed resistance to electrification of their gas engine pump drives and have received positive feedback from employees that had previously worked at a nearby district utilizing the Tecogen Ultera technology.

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Ultera Emissions System - Automotive Catalyst Development.  In the first phase of a program to advance the Ultera technology for mobile applications, our research activities identified a promising catalyst material to improve performance of the Ultera process. We anticipate receiving test results from the subcontractor this month. The MCFA tuning success in reducing NOx has decreased the need for additional NOx reduction from this new catalyst material.

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the third quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Third Quarter 2019 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir.calendar. Following the call, the webcast will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$780,740	$272,552
Accounts receivable, net	13,049,383	14,176,452
Unbilled revenue	5,058,634	4,893,259
Inventory, net	7,058,466	6,294,862
Due from related party	—	9,405
Prepaid and other current assets	644,821	722,042
Total current assets	26,592,044	26,368,572
Property, plant and equipment, net	3,603,709	11,273,115
Right of use assets	2,294,951	—
Intangible assets, net	1,572,085	2,893,990
Goodwill	5,281,867	8,975,065
Other assets	609,666	393,651
TOTAL ASSETS	$39,954,322	$49,904,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit, bank	$940,576	$2,009,435
Accounts payable	6,487,743	7,153,330
Accrued expenses	2,015,111	1,528,014
Deferred revenue	1,596,416	2,507,541
Lease obligations, current	530,481	—
Total current liabilities	11,570,327	13,198,320
Long-term liabilities:
Deferred revenue, net of current portion	157,215	2,375,700
Lease obligations, long-term	1,764,470	—
Unfavorable contract liability, net	2,644,658	6,292,599
Total liabilities	16,136,670	21,866,619

Commitments and contingencies (Note 11)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,843,261 and 24,824,746 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	24,843	24,825
Additional paid-in capital	56,573,920	56,427,928
Accumulated deficit	(32,893,550)	(28,670,095)
Total Tecogen Inc. stockholders’ equity	23,705,213	27,782,658
Noncontrolling interest	112,439	255,116
Total stockholders’ equity	23,817,652	28,037,774
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,954,322	$49,904,393

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	September 30, 2019	September 30, 2018
Revenues
Products	$3,790,291	$2,765,094
Services	4,248,584	3,713,770
Energy production	631,602	1,459,820
Total revenues	8,670,477	7,938,684
Cost of sales
Products	2,515,605	1,695,347
Services	3,029,702	2,517,210
Energy production	293,929	843,029
Total cost of sales	5,839,236	5,055,586
Gross profit	2,831,241	2,883,098
Operating expenses
General and administrative	2,333,887	2,582,600
Selling	669,720	581,716
Research and development	365,817	281,094
Total operating expenses	3,369,424	3,445,410
Loss from operations	(538,183)	(562,312)
Other income (expense)
Interest income	192	4,168
Interest expense	(18,516)	(33,380)
Unrealized gain (loss) on investment securities	—	19,681
Total other income (expense), net	(18,324)	(9,531)
Loss before provision for state income taxes	(556,507)	(571,843)
Provision for state income taxes	7,881	3,815
Consolidated net loss	(564,388)	(575,658)
Income attributable to the noncontrolling interest	(21,861)	(27,379)
Net loss attributable to Tecogen Inc.	$(586,249)	$(603,037)

Net loss per share - basic and diluted	$(0.02)	$(0.02)
Weighted average shares outstanding - basic and diluted	24,843,177	24,819,056

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(586,249)	$(603,037)
Interest expense, net	18,324	29,212
Income taxes	7,881	3,815
Depreciation & amortization, net	95,616	199,938
EBITDA	(464,428)	(370,072)
Stock based compensation	42,671	55,330
Unrealized (gain) loss on investment securities	—	(19,681)
Merger related expenses	—	75,768
Adjusted EBITDA	$(421,757)	$(258,655)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Revenues
Products	$9,260,265	$8,922,257
Services	13,003,529	12,894,439
Energy production	2,450,710	4,750,580
Total revenues	24,714,504	26,567,276
Cost of sales
Products	6,005,819	5,596,272
Services	8,034,410	8,262,104
Energy production	1,458,360	2,828,405
Total cost of sales	15,498,589	16,686,781
Gross profit	9,215,915	9,880,495
Operating expenses
General and administrative	7,672,550	8,122,856
Selling	2,067,674	1,892,229
Research and development	1,083,444	993,102
Gain on sale of assets	(1,081,049)	—
Goodwill impairment	3,693,198	—
Total operating expenses	13,435,817	11,008,187
Loss from operations	(4,219,902)	(1,127,692)
Other income (expense)
Interest income	790	7,926
Interest expense	(63,547)	(56,195)
Unrealized loss on investment securities	(19,680)	(59,042)
Total other expense, net	(82,437)	(107,311)
Loss before provision for state income taxes	(4,302,339)	(1,235,003)
Provision for state income taxes	15,667	42,679
Consolidated net loss	(4,318,006)	(1,277,682)
(Income) loss attributable to the noncontrolling interest	94,551	(58,946)
Net loss attributable to Tecogen Inc.	$(4,223,455)	(1,336,628)

Net loss per share - basic and diluted	$(0.17)	$(0.05)
Weighted average shares outstanding - basic and diluted	24,838,367	24,813,936

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(4,223,455)	$(1,336,628)
Interest & other expense, net	62,757	48,269
Income taxes	15,667	42,679
Depreciation & amortization, net	362,848	586,188
EBITDA	(3,782,183)	(659,492)
Stock based compensation	120,604	133,808
Unrealized (gain) loss on marketable securities	19,680	59,042
Merger related expenses	—	181,935
Goodwill impairment	3,693,198	—
Adjusted EBITDA	$51,299	$(284,707)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(4,318,006)	$(1,277,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, accretion and amortization, net	362,848	586,188
Gain on contract termination	—	(124,732)
Provision on inventory reserve	—	1,000
Stock-based compensation	120,604	133,808
Goodwill impairment	3,693,198	—
(Gain) loss on sale of assets	(1,081,049)	13,343
Provision for losses on accounts receivable	29,849	4,395
Non-cash interest expense	36,252	—
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	1,097,220	(1,840,150)
Unbilled revenue	(165,375)	(245,892)
Inventory	(763,604)	(853,262)
Due from related party	9,405	585,492
Prepaid expenses and other current assets	(19,586)	(43,743)
Other non-current assets	(216,015)	54,741
Increase (decrease) in:
Accounts payable	(665,587)	(262,925)
Accrued expenses and other current liabilities	(203,262)	779,945
Deferred revenue	(1,142,575)	185,059
Interest payable, related party	—	(52,265)
Net cash used in operating activities	(3,225,683)	(2,356,680)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(73,642)	(273,814)
Proceeds from sale of assets	5,000,000	3,606
Purchases of intangible assets	(64,656)	(203,648)
Cash acquired in asset acquisition	—	442,746
Expenses associated with asset acquisition	—	(900)
Payment of stock issuance costs	(1,011)	(908)
Distributions to noncontrolling interest	(48,127)	(68,950)
Net cash provided by (used in) investing activities	4,812,564	(101,868)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on revolving line of credit, net	(1,105,111)	1,853,899
Payments for debt issuance costs	—	(145,011)
Proceeds from the exercise of stock options	26,418	63,305
Payment on loan due to related party	—	(850,000)
Net cash provided by (used in) financing activities	(1,078,693)	922,193
Change in cash and cash equivalents	508,188	(1,536,355)
Cash and cash equivalents, beginning of the period	272,552	1,673,072
Cash and cash equivalents, end of the period	$780,740	$136,717

Supplemental disclosures of cash flows information:
Cash paid for interest	$24,729	$112,460
Cash paid for taxes	$29,205	$44,864

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and merger related expenses), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.